                                  EXHIBIT 4.10

                                                                       EXHIBIT I

                               AGREEMENT REGARDING
                   REGISTRATION RIGHTS AND RELATED OBLIGATIONS

        This Agreement Regarding Registration Rights and Related Obligations (this "Agreement") is entered into this __th day of ________, 199_, between IDEC PHARMACEUTICALS CORPORATION, a DELEWARE corporation (the "Company"), and Swiss Bank Corporation, a Swiss banking corporation, acting by and through its London Branch ("SBC").

        WHEREAS, on *____* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 246-2 under the Securities Exchange Act of 1934, as amended. *_____*, the Company issued to SBC, and SBC acquired from the Company, the Call Warrant, as defined in Section 1.2 hereof, in consideration of the cash premium amount specified in the Call Warrant, as well as the other undertakings and obligations of the Company set forth therein; and

        WHEREAS, pursuant to the terms and conditions of the Call Warrant, on *____*(the "Maturity Date"), SBC has the right to purchase from the Company, and, upon exercise of that right by SBC, the Company has the obligation, at its election, either (i) to sell to SBC, at the exercise price provided for in the Call Warrant, the number of shares of the Company's common stock, par value $46.40 per share (the "Common Stock"), underlying the Call Warrant ("Physical Settlement") or (ii) to pay to SBC an amount of cash calculated as provided in the Call Warrant ("Cash Settlement"); and

        WHEREAS, pursuant to the terms and conditions of the Call Warrant, in the event the Company elects to discharge its obligations thereunder by Physical Settlement, the Company and SBC shall enter into this Agreement; and

        WHEREAS, SBC's right under the Call Warrant has been exercised, and the Company has elected to discharge its obligations thereunder by Physical Settlement;

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Company and SBC hereby agree as follows:

                             ARTICLE I DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings:

----------
*_____* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

        1.1 Call Warrant. "Call Warrant" shall mean the warrant to purchase Common Stock issued by the Company to SBC pursuant to the terms and conditions of the Warrant Agreement.

        1.2 Commission. "Commission" shall mean the United States Securities and Exchange Commission or any successor agency thereto.

        1.3 Exchange Act. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

        1.4 Expiration Date. "Expiration Date" shall mean*____*.

        1.5 Local Business Day. "Local Business Day" shall mean a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England, New York, New York and
_____________.

        1.6 Preliminary Prospectus. "Preliminary Prospectus" shall mean any preliminary prospectus, including all documents incorporated by reference therein, included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus shall be deemed to include any documents filed under the Exchange Act after the date of such Preliminary Prospectus and incorporated by reference therein; and any reference to the Preliminary Prospectus as amended or supplemented shall be deemed to include the Preliminary Prospectus as amended or supplemented by any such documents filed under the Exchange Act after the date of such Preliminary Prospectus and incorporated by reference therein.

        1.7 Prospectus. "Prospectus" shall mean any prospectus, including all documents incorporated by reference therein, (i) included in the Registration Statement as of the time that the Registration Statement is declared effective or (ii) filed with the Commission in connection with the Registration Statement pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; any reference to any amendment or supplement to the Prospectus shall be deemed to include any documents filed under the Exchange Act after the date of

----------
*_____* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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such Prospectus and incorporated by reference therein; and any reference to the
Prospectus as amended or supplemented shall be deemed to include the Prospectus as amended or supplemented by any such documents filed under the Exchange Act after the date of such Prospectus and incorporated by reference therein.

        1.8 Registration Statement. "Registration Statement" shall mean a registration statement on Form S-3 (or any applicable successor form then in effect; provided that if, at the time a registration statement is to be filed, the Company is not eligible to use Form S-3 or applicable successor form for a primary offering by or on behalf of the Company, "Registration Statement" shall mean a registration statement on such form as is then available to the Company), which is to be filed with the Commission pursuant to Section 4.1 hereof, covering the resale of the Shares from time to time, including all exhibits thereto and all documents incorporated by reference in the Prospectus contained in such Registration Statement at the time it is declared effective, each as amended at the time the Registration Statement is declared effective.

        1.9 Securities Act. "Securities Act" shall mean the United States Securities Act of 1933, as amended.

        1.10 Shares. "Shares" shall mean the shares of Common Stock issuable upon exercise of the Call Warrant.

        1.11 Warrant Agreement. "Warrant Agreement" shall mean the confirmation setting forth the terms of the Call Warrant, together with the Master Agreement incorporated therein, dated as of August 26, 1997.


            ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to SBC that the following are true and correct as of the date hereof:

        2.1 Organization and Existence of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Deleware with power and authority (corporate and other) to own its properties and conduct its business as described in the 1934 Act Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so would not have a material adverse effect on the Company and the subsidiaries taken as a whole.


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        2.2 Authorization of Transactions and Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the board of directors of the Company in accordance with the Company's Certificate of Incorporation and by-laws and governing law. Assuming the due execution thereof by SBC, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated herein.

        2.3 Capitalization. (a) The authorized capital stock of the Company consists of (i) ___________ shares of Common Stock and (ii) _________ shares of preferred stock, par value $___ per share (the "Preferred Stock"), of which [SPECIFY SERIES OF PREFERRED STOCK]. As of _______, 199_, ______________ shares of Common Stock and _________ shares of Preferred Stock were issued and outstanding, and ____________ shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and [SPECIFY OTHER RESERVED SHARES].

        (b) The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The Company's stockholders have no preemptive rights with respect to the Shares. All of the issued shares of capital stock of each subsidiary of the Company that is a "significant subsidiary" (as defined in Rule 12b-2 under the Exchange Act) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, with such exceptions as would not have a material adverse effect on the Company's ownership of a significant subsidiary.

        (c) The Shares have been duly authorized and, when issued upon exercise of the Call Warrant in accordance with the terms and conditions thereof, will be validly issued, fully paid and nonassessable.

        2.4 SEC Filings and Financial Statements. (a) The Company has heretofore delivered to SBC copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended [THEN MOST RECENTLY ENDED FISCAL YEAR], and (ii) the proxy statement for its 199_ Annual Meeting of Stockholders, in each case, substantially in the form filed by the Company with the Commission (collectively, together with any other reports filed, as of the date of this Agreement, by the Company under the Exchange Act and the rules and regulations of the Commission since [TWO YEARS BEFORE DATE IN CLAUSE (I)] (the "1934 Act Reports"). All of the 1934 Act Reports have complied in all material respects, as of their respective filing dates, with all applicable requirements of the Exchange Act and the related rules and regulations thereunder. As of their respective filing dates, none of the 1934 Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be


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

stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The audited consolidated financial statements and unaudited interim financial statements of the Company contained or incorporated by reference in the Company's 1934 Act Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and, together with the notes thereto, present fairly the consolidated financial position of the Company and its subsidiaries at the dates shown and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods then ended.

        2.5 No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the 1934 Act Reports any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the 1934 Act Reports. Since the date of the latest audited financial statements included or incorporated by reference in the 1934 Act Reports, and except as may be set forth or contemplated in the 1934 Act Reports, there has not been (i) any material change in the capital stock of the Company or material increase in consolidated short-term debt of the Company and its consolidated subsidiaries (other than a change solely attributable to, or resulting from, the issuance of Common Stock pursuant to a director, officer or employee stock option, benefit or compensation plan), (ii) any material increase in the long-term consolidated debt of the Company and its consolidated subsidiaries or (iii) any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

        2.6 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such actions result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any statute applicable to the Company or any of its subsidiaries or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for

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the consummation by the Company of the transactions contemplated by this
Agreement, except such as may be required under the Securities Act prior to the resale of Shares and any such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the resale of Shares.

        2.7 Litigation. Other than as set forth or contemplated in the 1934 Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        2.8 Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the 1934 Act Reports or as do not have a material adverse effect on the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        2.9 Independence of Public Accountants. [AUDITORS], who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

        2.10 Not an Investment Company. The Company is not subject to regulation under the Investment Company Act of 1940, as amended.

        2.11 No Registration Rights. Except as provided herein or in other agreements with SBC, no person has any right to request or demand to have any shares of Common Stock or other securities of the Company registered pursuant to the Registration Statement or another registration statement pursuant to the Securities Act.

        2.12 Anticipated Effectiveness of the Registration Statement. The Company meets the registrant requirements of General Instruction I.A. of Form S-3 under the

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Securities Act, as in effect on the date of this Agreement. As of the date of this Agreement, there is no reason that would lead the Company to believe the Registration Statement will not become effective on a timely basis and remain effective, as contemplated by Section 5.1 hereof.

               ARTICLE III REPRESENTATIONS AND WARRANTIES OF SBC

        SBC represents and warrants to the Company that the following are true and correct as of the date hereof:

        3.1 Organization and Existence of SBC. SBC is a banking corporation organized under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business.

        3.2 Authorization of Transactions and Agreement. The execution, delivery and performance of this Agreement have been duly authorized by SBC in accordance with its charter and by-laws and governing law. Assuming the due execution thereof by the Company, this Agreement constitutes the legal, valid and binding obligation of SBC, enforceable against SBC in accordance with its terms. SBC has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated herein.

        3.3 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which SBC is a party or by which SBC is bound or to which any of the property or assets of SBC is subject, nor will such action result in any violation of the charter or by-laws of SBC or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over SBC or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by SBC of the transactions contemplated by this Agreement, except such as may be required under the Securities Act prior to the resale of Shares and any such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the resale of Shares.

                      ARTICLE IV AGREEMENTS OF THE COMPANY

        The Company agrees, with respect to the period beginning on the date hereof through and including the earlier of the Expiration Date or the date on which the

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

Company receives written notice from SBC that all of the Shares have been resold (except that the provisions of Section 4.10 may continue by its terms after such date), as follows:

        4.1 Filing of Registration Statement. (a) The Company shall, as soon as practicable but in no event later than 15 business days after the date hereof, file with the Commission a registration statement, covering the resale of the Shares from time to time by SBC and such affiliated entities as SBC may designate on securities exchanges or over-the-counter or in such other lawful manner as SBC may specify, in a form previously reviewed by SBC.

        (b) The Company shall (i) use its best efforts to cause such registration statement to become effective no later than the Maturity Date and to remain in effect until the earlier of the Expiration Date or the date on which the Company receives written notice from SBC that all of the Shares have been resold, (ii) inform SBC promptly upon notice from the Commission that the Registration Statement has been declared effective, (iii) advise SBC promptly of any proposed amendment or supplement to the Prospectus after the effective date thereof and furnish SBC with a draft prior to the filing thereof, (iv) for so long as delivery of a prospectus is required in connection with the offering or sale of any of the Shares, (A) unless the Company is legally required to so amend or supplement the Prospectus, make no further amendment or any supplement to the Prospectus after the effective date thereof to which SBC reasonably objects within two business days after receipt of a draft of the proposed amendment or supplement and (B) file promptly all reports and any definitive proxy or information statements required to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (v) during such same period, advise SBC, promptly after the Company receives notice thereof, (A) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (B) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, (C) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (D) of the initiation or threatening of any proceeding for any such purpose, or (E) of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and (vi) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, use promptly its best efforts to obtain the withdrawal of such order. The Company shall not include in the Registration Statement any securities other than the Shares.

        4.2 Qualification of the Shares under State Securities Laws. The Company shall promptly take, from time to time, such action as SBC may reasonably request to


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

qualify the Shares for offering and sale under the securities laws of such of the United States as SBC may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the resale of the Shares (but not to exceed the period specified in the first paragraph of this Article IV); provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

        4.3 Preparation of Registration Statement; Reasonable Investigation. The Company shall (a) give SBC and its representatives the opportunity to participate in the preparation of the Registration Statement and, to the extent practicable, each amendment or supplement thereto and document incorporated by reference therein which is filed with the Commission after the filing of the Registration Statement, (b) give SBC and its representatives such access to the books, records and properties of the Company and its subsidiaries (to the extent customarily given to those who are underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements and will have such officers and accountants supply such information as shall be reasonably requested by SBC or its representatives in connection with a "reasonable investigation" within the meaning of Section 11(b) of the Securities Act and (c) furnish SBC with copies of any press release or other public announcement which it intends to issue, or any report or document which it intends to file under the Exchange Act with the Commission or other regulatory agency, insofar as such press release, public announcement, report or other document regards this Agreement and the Call Warrant promptly (where practicable, at least two business days prior to the proposed issuance or filing thereof), and consider in good faith any comments received from SBC concerning the timing and content of such press release, public announcement, report or other document.

        4.4 Compliance with Applicable Law and Commission Requirements. (a) The Registration Statement and Prospectus and all amendments or supplements thereto shall conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and shall not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by SBC expressly for use in the Prospectus or any amendment or supplement thereto.


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        (b) All of the documents incorporated by reference in the Registration
Statement and Prospectus, or any amendment or supplement thereto, whether previously filed with the Commission or filed with the Commission following the date hereof, at their respective times of filing, (i) shall have conformed or shall conform, as applicable, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and (ii) shall not have contained or shall not contain, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by SBC expressly for use in the Prospectus or any amendment or supplement thereto.

        4.5 Furnishing of Prospectuses; Notice to SBC of Need for Amendment. The Company shall furnish SBC with copies of the Prospectus, including any amendments or supplements thereto, in such quantities as SBC may from time to time reasonably request. If, while the Registration Statement is effective, the delivery of a prospectus is required at any time during the period specified in the first paragraph of this Article IV in connection with the offering and sale of the Shares by SBC and if, at such time, any event shall have occurred as a result of which the Prospectus, including the Prospectus as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify SBC in writing and, as promptly as reasonably possible (and, where possible, no later than three business days following notice thereof to SBC), provided that where such report is required under this Section 4.5 solely to comply with the periodic reporting provisions under the Exchange Act, such report need not be filed sooner than required by such provisions and no such written notice to SBC shall be required, shall amend or supplement the Prospectus or file such document so as to correct such statement or omission or effect such compliance and shall prepare and furnish to SBC without charge as many copies as SBC may from time to time reasonably request of any amended Prospectus or supplement to the Prospectus.

        4.6 Listing of the Shares. The Company shall use its best efforts to list the Shares on the [APPLICABLE STOCK EXCHANGE].

        4.7 Delivery of Opinion and Comfort Letter. On the effective date of the Registration Statement, the Company shall cause to be furnished to SBC (i) an



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opinion or opinions of counsel for the Company, addressed to SBC and dated as of the effective date of the Registration Statement, in substantially the form of Exhibit A hereto, and (ii) a letter signed by [AUDITORS], addressed to SBC and dated as of the effective date of the Registration Statement, in substantially the form set forth in Exhibit B hereto.

        4.8 Delivery of Prospectuses to the [APPLICABLE STOCK EXCHANGE]. The Company shall deliver to the [APPLICABLE STOCK EXCHANGE], for delivery to its members upon their request, such number of prospectuses as the [APPLICABLE STOCK EXCHANGE] may require or request in order to permit SBC to rely on Rule 153 under the Securities Act in meeting the prospectus delivery requirements of
Section 5(b)(2) of the Securities Act.

        4.9 Furnishing of Additional Information. Until the earlier of the Expiration Date or completion of resale of the Shares, the Company shall furnish to SBC copies of all reports or other communications (financial or other) generally furnished to stockholders and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Shares or any class of securities of the Company are listed and such additional information concerning the business and financial condition of the Company as SBC may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

        4.10 Payment of Expenses. The Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof, (ii) any fees incurred in connection with the listing of the Shares on the [APPLICABLE STOCK EXCHANGE],
(iii) all expenses in connection with the qualification of the Shares for offering and sale under Section 4.2 hereof, (iv) the cost of preparing certificates for the Shares, (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent, and (vi) all other costs incident to the performance of the Company's obligations under Article IV hereof which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 4.10, SBC will pay all of its own costs and expenses, including the fees of its counsel and brokerage fees and commissions and transfer taxes on resale of any of the Shares by SBC.

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



                           ARTICLE V AGREEMENTS OF SBC

        SBC agrees, with respect to the period beginning on the date hereof through and including the Expiration Date, as follows:

        5.1 Information for Use in the Prospectus. As soon as practicable but in no event later than the third business day following the receipt of a written request from the Company, SBC shall furnish the Company with such information regarding SBC and its proposed dispositions of Shares as the Company may from time to time reasonably request for use in preparing the Registration Statement and Prospectus, including any amendments or supplements thereto.

        5.2 Suspension of Disposition of Shares. Upon receipt of written notice from the Company pursuant to Section 4.5 that an event has occurred as a result of which, or that the Company has discovered that, the Prospectus, including the Prospectus as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that for any other reason it shall be necessary to amend or supplement the Prospectus, SBC shall immediately discontinue disposition of the Shares pursuant to the Registration Statement until such time as SBC shall have received copies of an amended or supplemented Prospectus or until it receives notice from the Company that dispositions of Shares may be resumed without amendment or supplementation of the Prospectus.

        5.3 Notice of Completion. SBC shall promptly notify the Company upon completion of its disposition of the Shares.

        5.4 Resales of Shares. SBC agrees that it will not offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or Blue Sky laws.

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

                           ARTICLE VI INDEMNIFICATION

        The Company and SBC further agree as follows:

        6.1 Indemnification with Respect to the Registration Statement. (a) The Company will indemnify and hold harmless SBC against any losses, claims, damages or liabilities, joint or several, to which SBC may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse SBC for any legal or other expenses reasonably incurred by SBC in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any supplement thereto, the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by SBC expressly for use therein.

        (b) SBC will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by SBC expressly for use therein and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

        (d) If the indemnification provided for in this Section 6.1 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and SBC on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or SBC on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and SBC agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this Section 6.1 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each "affiliate" (as defined under the Securities Act) of SBC, to each director and each officer of SBC and of its affiliates, to each person, if any, who controls SBC or any of its affiliates within the meaning of the Securities Act; and the obligations of SBC under this
Section 6.1 shall be in addition to any liability which SBC may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.


                               ARTICLE VII GENERAL

        7.1 Notices. (a) Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address or number specified in paragraph (b) of this Section 7.1 and will be deemed effective as indicated: (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; unless that delivery (or attempted delivery) or that receipt, as applicable, is not on a Local Business Day or occurs after the close of business on a Local Business Day, in which case that notice or communication shall be deemed given and effective on the first following day that is a Local Business Day.

        (b) Notices shall be given to the addresses or facsimile numbers reflected below:

If to SBC, to:               Swiss Bank Corporation, London Branch
                             c/o SBC Warburg Inc.
                             141 West Jackson Boulevard
                             Chicago, Illinois  60604

                             Attention: Legal Department
                             Facsimile: (312) 554-5734
                             Telephone: (312) 554-5376

If to the Company, to:       -------------------------------

                             -------------------------------

                             -------------------------------

                             -------------------------------


                             Attention:     _________
                             Facsimile:     _________
                             Telephone:     _________

        (c) Either party may by notice to the other change the address or facsimile number at which notices or other communications are to be given to it.

        7.2 Entire Agreement. This Agreement, together with the Warrant Agreement, constitute the entire agreement and understanding of the parties with respect to their subject matter and supersede all oral communications and prior writings with respect thereto.

        7.3 Governing Law and Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with New York law (without reference to choice of law doctrine).

        (b) With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

        (c) SBC hereby appoints Swiss Bank Corporation, New York Branch, 222 Broadway, New York, New York 10038, Attention: Legal Affairs, to receive, for it and on its behalf, service of process of any Proceedings. The parties irrevocably consent to service of process given in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

        7.4 Amendments and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective unless in writing and executed by each of the parties. A failure or delay in exercising any right, power or privilege in respect of this Agreement shall not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

        7.5 Remedies Cumulative. The rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

        7.6 Headings. The headings used in this Agreement are for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        7.7 No Third-Party Beneficiaries. Except as expressly provided in
Section 6.1(e), nothing in this Agreement is intended or shall be construed to confer upon any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

        7.8 Survival. The representations, warranties, indemnities and agreements contained in this Agreement shall remain in full force and effect, regardless of any investigation by or on behalf of any party, and shall survive delivery of the Shares to SBC and resale of the Shares by SBC or any affiliated entity.

        7.9 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

        7.10 Assignability. This Agreement is not assignable by either party without the prior written consent of the other; provided that, with the consent of the Company, which consent shall not be unreasonably withheld, SBC may assign this Agreement and SBC's rights and obligations hereunder to SBC Warburg Inc., an indirect, wholly owned subsidiary of SBC.

        IN WITNESS WHEREOF, [ISSUER] and Swiss Bank Corporation, London Branch, have executed this Agreement as of the day and year first written above.


                                        [ISSUER]



                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------


                                        SWISS BANK CORPORATION,
                                          LONDON BRANCH


                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------



                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                                                                       EXHIBIT A

                           Form of Opinion of Counsel
                    In Connection With Registration Statement


        Counsel reasonably satisfactory to SBC shall have furnished to SBC his or their written opinion, dated the effective date of the Registration Statement, in form and substance reasonably satisfactory to SBC, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of _______, with corporate power and authority to own its properties and conduct its business as described in the prospectus; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so would not have a material adverse effect on the Company and the subsidiaries taken as a whole;

        (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction other than the State of _____________ in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both SBC and they are justified in relying upon such opinions and certificates);

        (iii) The Company has authorized capital stock as set forth in the prospectus, and all of the issued shares of capital stock of the Company (including the Shares delivered in exercise of the Call Warrant and registered pursuant to the Registration Statement) have been duly and validly authorized and issued and are fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof incorporated by reference in the Prospectus; all of the issued shares of capital stock of the subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Company's stockholders have no preemptive rights with respect to the Shares delivered in exercise of the Call Warrant (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both SBC and they are justified in relying upon such opinions and certificates);

        (iv) To the best of such counsel's knowledge and other than as set forth or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business operations, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (v) The documents incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial information therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

        (vi) The Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and such counsel do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

        [(vii) Each of the Company and each of its subsidiaries has all consents, approvals, authorizations, orders, registrations and all statutes, orders, rules and regulations of, all courts and governmental agencies and bodies having jurisdiction over it and any of its properties, except where the failure to have any such consent, approval, authorization, order, registration or qualification, or so to comply, would not, individually or in the aggregate with all other such failures, have a material adverse effect on the business operations, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that reasonably could lead to the revocation, termination or suspension of, or render invalid or otherwise ineffective, any such license, consent, approval, authorization, order, registration or qualification, other than any such revocation, termination, suspension, invalidity or ineffectiveness that would not, individually or in the aggregate with all other such revocations, terminations, suspensions, invalidity and ineffectiveness, have a material adverse effect on the business operations, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.]

        In addition to the matters set forth above, the opinion shall also contain a statement to the effect that while such counsel are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the Registration statement or the Prospectus, including the documents incorporated by reference therein, based upon the procedures referred to in such opinion nothing has come to the attention of such counsel which leads him or them to believe (i) that the Registration Statement as of its effective date to the Prospectus as of its date (other than the financial statements, related schedules and other financial information therein as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that any of the documents incorporated by reference in the Prospectus which were filed with the Commission prior to such effective time (other than the financial statements, related schedules and other financial information therein, as to which such counsel need express no belief), as of the respective dates when they were filed with the Commission in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Securities Act and after substituting therefor any statement modifying or superseding such excluded statement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.